Exhibit 23.1





          Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in the UAL Corporation Form 10-K for the year ended December 31, 1994, into the Company's previously filed Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 2-67368) and Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-38613) for the United Air Lines, Inc. Management and Salaried Employees' 401(k) Retirement Savings Plan; Form S-8 Registration Statement (File No. 33-57331) and Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44552) for the United Air Lines, Inc. Ground Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44553) for the United
Air Lines, Inc. Flight Attendant Employees' 401(k)
Retirement Savings Plan; Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-41968) and Form S-8 Registration Statement (File No. 33-10206) for the UAL Corporation 1981 Incentive Stock Plan; Form S-3 Registration Statement (File No. 33-57192), as amended; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-59950) for the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan; and Form S-4 Registration Statement (File No. 33-57579), as amended.

                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


Chicago, Illinois
March 8, 1995